ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20140757611-34 Filing Date and Time 11/11/2014 2:41 PM Entity Number E0569542014-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WIKE CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: / City: / Nevada / Zip Code: Mailing Address (if different from street address): / City: / Nevada / Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000 / Par value per share: $ 0.001 / Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) LIOUDMILA OSMOLOVSKAIA (Name) VIA FRANCESCO TREVISANI 21 (Street Address) / FERMO, ITA (City) / IT (State) / 63900 (Zip Code) 2) Name: Street Address: / City: / State: / Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. LIOUDMILA OSMOLOVSKAIA (Name) / X LIOUDMILA OSMOLOVSKAIA (Incorporator Signature) VIA FRANCESCO TREVISANI 21 (Address) / FERMO, ITA (City) / IT (State) / 63900 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X BUSINESS FILINGS INCORPORATED (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) / 11/11/2014 (Date)

This form must be accompanied by appropriate fees.